UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C.   20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   February 27, 2012

CENTRAL VERMONT PUBLIC SERVICE CORPORATION
(Exact name of registrant as specified in its charter)

Vermont (State or other jurisdiction of incorporation)	1-8222 (Commission File Number)	03-0111290 (IRS Employer Identification No.)

77 Grove Street, Rutland, Vermont               05701
(Address of principal executive offices)          (Zip Code)

Registrant’s telephone number, including area code (800) 649-2877

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangement of Certain Officers.

On February 27, 2012 the Board of Directors appointed Edmund F. Ryan as the Acting Chief Financial Officer and Treasurer for the company, effective April 1, 2012.  Mr. Ryan will serve in Pamela Keefe’s role who, as previously reported, announced her career change on February 22, 2012.

 Mr. Ryan began his career at CVPS in 1984.  In 2000, Ryan, the then Director of Accounting, left the Company to join the Home Service Store, Inc. where he served as Controller until 2003.  Subsequently, he rejoined CVPS as the Director of Internal Audit.  Mr. Ryan was CVPS’s Acting Chief Financial Officer and Treasurer from October 2005 through May 2006 and has been the Company’s Controller since November 2006.

Mr. Ryan received his undergraduate degree from Castleton State College and a Master’s in Business Administration from the University of Vermont.

“Eddie’s background and unique prior experience with the company makes him well-suited to serve in this capacity,” President Larry Reilly said.

SIGNATURE Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTRAL VERMONT PUBLIC SERVICE CORPORATION

By	/s/ Lawrence J. Reilly Lawrence J. Reilly President and Chief Executive Officer
March 2, 2012